Exhibit 4.2

REPARE THERAPEUTICS INC.

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

September 3, 2019

i

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

THIS AGREEMENT made as of the 3rd day of September, 2019.

AMONG:

REPARE THERAPEUTICS INC., a corporation incorporated under the Canada Business Corporations Act (the “Corporation”)

-and -

Each of the Persons listed on Schedule A (the “Class A Investors”) and Schedule B (the “Class B Investors”) and any Person who becomes a party pursuant to Section 7.7 (collectively, the “Investors” and individually, an “Investor”)

WHEREAS the Class A Investors and the Corporation are parties to a registration rights agreement dated June 22, 2017 (the “Original Registration Rights Agreement”);

WHEREAS the Class B Investors have agreed to purchase Class B Preferred Shares as set out and pursuant to a Class B Share subscription agreement dated August 27, 2019 (the “Class B Share Subscription Agreement”);

WHEREAS as an inducement to the Class B Investors to complete the transactions contemplated by the Class B Share Subscription Agreement, the Corporation and the Class A Investors have agreed to amend and restate the Original Registration Rights Agreement as herein provided for;

AND WHEREAS the parties hereto desire to amend and restate the Original Registration Rights Agreement and to enter into this Agreement,

NOW THEREFORE IN CONSIDERATION of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged), the parties hereto agree as follows:

ARTICLE 1

INTERPRETATION

1.1	Construction

In this Agreement, except as otherwise expressly provided:

(a)	words denoting the singular only shall include the plural and vice versa and words denoting any gender shall include all genders;

(b)

words importing persons shall include individuals, partnerships, associations, joint ventures, syndicates, sole proprietorships, trusts, unincorporated organizations, limited liability companies, corporations, trustees, executors, administrators or other legal personal regulatory bodies and agencies, governments or governmental agencies, authorities and entities however designated or constituted, and unless the context otherwise requires, any reference in this Agreement to a person shall include, and be deemed to be a reference also to, any successor or assign of such person;

(c)	except as otherwise provided, all amounts in this Agreement are stated and shall be paid in the currency of the United States of America;

(d)

the division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. Unless the subject matter or context requires otherwise, references to Articles or Sections are to Articles and Sections of this Agreement;

(e)	references to “herein”, “hereby”, “hereunder”, “hereof” and similar expressions are references to this Agreement and not to any particular Article or Section of this Agreement;

(f)	the word “including” shall mean “including without limitation” and “includes” shall mean “includes without limitation”;

(g)	the expressions “the aggregate”, “the total”, “the sum”, “collectively” and expressions of similar meaning shall mean “the aggregate (or total or sum) without duplication”;

(h)	in the computation of periods of time, unless otherwise expressly provided, the word “from” means “from and including” and the words “to” and “until” mean “to but excluding”;

(i)

whenever a provision of this Agreement requires an approval or consent by a party and notification of such approval or consent is not delivered within the applicable time limit, then, unless otherwise specified, the party whose consent or approval is required shall be conclusively deemed to have withheld its consent or approval; and

(j)

whenever any payment is to be made or action to be taken under this Agreement is required to be made or taken on a day other than a Business Day, then such payment shall be made or action shall be taken on or before the requisite time on the next Business Day immediately following.

1.2	Severability

If any provision of this Agreement is, or becomes, illegal, invalid or unenforceable, such provision shall be severed from this Agreement and be ineffective to the extent of such illegality, invalidity or unenforceability. The remaining provisions hereof shall be unaffected by such provision and shall continue to be valid and enforceable.

1.3	Governing Laws

(a)	This Agreement shall be governed by, and interpreted in accordance with, the Laws of the Province of Ontario and the federal Laws of Canada applicable therein.

(a)	The parties hereby irrevocably attorn and submit to the non-exclusive jurisdiction of the courts of the Province of Ontario with respect to any matter arising under or related to this Agreement.

ARTICLE 2

CERTAIN DEFINITIONS

2.1	Definitions

As used in this Agreement, the following terms shall have the following respective meanings:

“Additional Parties” has the meaning given to that term in Section 7.7.

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the specified Person, or any venture capital fund, investment fund and separate account now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person. As used in this definition, “control”, “controlled by” and “under common control with” means possession, directly or indirectly, of power to direct or cause the direction of management or policies of such Person (whether through ownership of securities or other partnership or ownership interests, as trustee, personal representative or executive or by contract, credit agreement or otherwise), provided that in any event, any Person which owns directly, indirectly or beneficially 50% or more of the securities having voting power for the election of directors or other governing body of a corporation or 50% or more of the partnership interests or other ownership interests of any other Person will be deemed to control such Person.

“As-Converted Basis” means, for the purposes of this Agreement, that if a calculation of a number of securities is to be made on an “as-converted basis’’, the number of securities is determined as the number of Common Shares that would be held by the applicable Holder if all securities held by such Holder that are, directly or indirectly, exercisable or exchangeable for or convertible into Common Shares are so exercised, exchanged or converted.

“Articles of Incorporation” means the articles of incorporation of the Corporation, as amended and restated from time to time.

“Business Day” means any day on which banks are generally open for business, other than a Saturday, a Sunday or a statutory holiday in the Provinces of Quebec and Ontario or the State of New York.

“Canadian Prospectus” means a preliminary prospectus and a final prospectus (including the short forms thereof) prepared in accordance with applicable Canadian Securities Laws for the purposes of qualifying securities for distribution or distribution to the public, as the case may be, in any province or territory of Canada, including all amendments and supplements thereto.

“Canadian Securities Laws” means statutes and regulations applicable to the trading of securities in any province or territory of Canada including applicable rules, instruments, rulings, policy statements, blanket rulings, orders, communiqués and interpretation notes issued thereunder or in relation thereto, promulgated by the Commissions in Canada, as the same may hereinafter be amended from time to time or replaced.

“Class A Investors” has the meaning given to that term in the preamble.

“Class A Preferred Shares” means the Class A convertible preferred shares in the capital of the Corporation and any other securities issued or issuable thereon or in respect thereof (whether by way of a share dividend or share split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation or other corporate reorganization), and for greater certainty, a reference to Class A Preferred Shares includes Common Shares issued on conversion of such Class A Preferred Shares.

“Class B Investors” has the meaning given to that term in the preamble.

“Class B Preferred Shares” means the Class B convertible preferred shares in the capital of the Corporation and any other securities issued or issuable thereon or in respect thereof (whether by way of a share dividend or share split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation or other corporate reorganization), and for greater certainty, a reference to Class B Preferred Shares includes Common Shares issued on conversion of such Class B Preferred Shares.

“Class B Share Subscription Agreement” has the meaning given to that term in the recitals.

“Common Shares” means the Common Shares in the capital of the Corporation and any other securities issued or issuable thereon or in respect thereof (whether by way of a share dividend or share split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation or other corporate reorganization).

“Commissions” means (i) the SEC, and (ii) any securities commission or securities regulatory authority in each applicable province and territory of Canada, or, in each case, any successor regulatory authorities having similar powers in the United States or Canada, as the case may be.

“Corporation” has the meaning given to that term in the preamble and includes the Corporation’s successors by merger, amalgamation, acquisition, reorganization or otherwise.

“Delay Certificate” has the meaning given to that term in Section 3.1(c).

“Demand Registration” has the meaning given to that term in Section 3.1(a).

“Final Prospectus” has the meaning given to that term in Section 6.1.

“Holder” means:

(i)	each of the Persons listed on Schedule A or Schedule B;

(ii)	any other permitted person to whom the rights under this Agreement have been transferred by any of them (or their respective successors or permitted assigns) in accordance with Section 3.4; and

(iii)	any Person that becomes a party to this Agreement in accordance with Section 7.7.

“Holder Indemnified Parties” has the meaning given to that term in Section 6.1.

“Indemnified Party” has the meaning given to that term in Section 6.3(a).

“Indemnifying Party” has the meaning given to that term in Section 6.3(a).

“Initial Offering” means the initial public offering of securities of the Corporation in any jurisdiction.

“Initiating Holder”, for the purposes of Section 3.1, has the meaning given to that term in Section 3.1(a), and for the purposes of Section 3.2, has the meaning given to that term in Section 3.2(a).

“Investor Shares” means the Preferred Shares and the Common Shares issuable upon conversion of the Preferred Shares.

“Investors” has the meaning given to that term in the preamble.

“Law” means any and all laws, including all federal, state, provincial, territorial and local statutes, codes, ordinances, guidelines, decrees, rules, regulations and municipal by-laws and all judicial, arbitral, administrative, ministerial, departmental or regulatory judgments, orders, directives, decisions, rulings or awards or other requirements of any person binding on or affecting the person referred to in the context in which the term is used.

“Major Investors” has the meaning given to it in Section 5.1 of the Shareholders Agreement;

“NI 44-101” means National Instrument 44-101 of the Canadian Securities Administrators entitled “Short Form Prospectus Distributions”, and any successor policy, rule, regulation or similar instrument.

“NI 45-102” means National Instrument 45-102 of the Canadian Securities Administrators entitled “Resale of Securities”, and any successor policy, rule, regulation or similar instrument.

“NI 51-102” means National Instrument 51-102 of the Canadian Securities Administrators entitled “Continuous Disclosure Obligations”, and any successor policy, rule, regulation or similar instrument.

“Notice” has the meaning given to that term in Section 7.1.

“Original Registration Rights Agreement” has the meaning given to that term in the preamble.

“Person” means any individual or any entity, including any partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association or trust and any trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted;

“Piggy-Back Registration” has the meaning given to that term in Section 3.3(a)(i).

“Preferred Shares” means, collectively, the Class A Preferred Shares and the Class B Preferred Shares;

“Register”, “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the U.S. Securities Act, and the declaration or ordering of the effectiveness of such registration statement. In addition, unless inconsistent with the context: (i) the term “registration” and any references to the act of registering include the qualification under Canadian Securities Laws of a Canadian Prospectus in respect of a distribution or distribution to the public, as the case may be, of securities; (ii) the term “registered” as applied to any securities includes a distribution or distribution to the public, as the case may be, of securities so qualified; (iii) the term “registration statement” includes a Canadian Prospectus; and (iv) any references to a registration statement having become effective, or similar references, shall include a Canadian Prospectus for which a final receipt has been obtained from the relevant Canadian Commissions. Any registration of securities that occurs concurrently in Canada and the United States shall be counted as a single registration for the purposes of this Agreement.

“Registrable Securities” means, with respect to any Holder, (i) the Common Shares held by such Holder, (ii) the Common Shares or other securities of the Corporation issued or issuable to such Holder upon the conversion or exchange of such Holder’s Investor Shares or as a dividend or other distribution on such Investor Shares or with respect to, in exchange for, or in replacement of such Preferred Shares; and (iii) any Common Shares or other securities of the Corporation issued as a dividend or other distribution on such Common Shares or other securities that are Registrable Securities pursuant to (ii) above, or with respect to, in exchange for, or in replacement of any of the Common Shares or other securities that are Registrable Securities pursuant to the above. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been distributed to the public pursuant to a registration or sold to the public through a dealer or market maker in compliance with applicable Securities Laws. For purposes of this Agreement, a Person shall be deemed to be the holder of Registrable Securities, and the Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire such Registrable Securities (upon conversion or exercise or otherwise, but disregarding any restrictions or limitations upon exercise of such right), whether or not the acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Registrable Securities hereunder.

“Registration Expenses” means all expenses incurred by the Corporation that are associated with, or related to, the Corporation’s performance of, or compliance with, this Agreement, including, without limitation, all registration, qualification, filing, listing and Financial Industry Regulatory Authority, Inc. fees, all fees and expenses of complying with the Securities Laws (including, without limitation, the securities or blue sky Laws of the United States), all duplicating and printing expenses, all translation fees and expenses, all fees of transfer agents and registrars, all costs of insurance, all escrow fees and expenses, all messenger and delivery expenses, any stock exchange fees, the fees and expenses of the Corporation’s legal counsel and auditors, including the expenses of any regular or special audits or “cold comfort” letters required by or incident to such performance and compliance, up to US$35,000 for reasonable fees and disbursements of not more than one counsel for all of the selling Holders, such counsel to be selected by the holders of the majority of the Investor Shares included in a registration, or if no such securities are included in the applicable registration, by the holders of the majority of Registrable Securities included in the applicable registration, in each case on an As-Converted Basis; provided however that the foregoing cap shall not apply in connection with the Initial Offering of the Corporation, and any reasonable fees and disbursements of underwriters customarily paid by Corporations or sellers of securities; provided, however, that Registration Expenses shall not include Selling Expenses.

“Rule 144” has the meaning given to it in Section 3.1(c);

“SEC” means the United States Securities and Exchange Commission or any other federal agency at the time administering the U.S. Securities Act.

“Securities Laws” means, collectively, the Canadian Securities Laws and the U.S. Securities Laws.

“Selling Expenses” means underwriting fees, discounts and commissions, fees and disbursements of the selling Holders’ counsel (other than the one counsel selected to represent all selling Holders) and any transfer taxes relating to the disposition of the Registrable Securities, each incurred in connection with a registration pursuant to Sections 3.1, 3.2 and 3.3.

“Shareholders Agreement” means the second amended and restated unanimous shareholders’ agreement dated as of the date hereof and entered into among the Corporation and all of its shareholders, as amended, supplemented, restated or replaced from time to time;

“Short Form Registration” means a registration effected using (i) Form S-3, Form F-3 or Form F-10 (or any comparable or successor form or forms under the applicable Securities Laws), if the Initial Offering was completed in the United States, or (ii) a short form Canadian Prospectus in the form of Form 44-101F1 pursuant to NI 44-101 (or any comparable or successor form or forms under the Canadian Securities Laws).

“Subsidiary” or “Subsidiaries” in respect of any Holder means any entity of which such Holder and/or any of its other Subsidiaries directly or indirectly owns at the time outstanding securities of such entity representing at least fifty percent (50%) of the voting power of such entity.

“U.S. Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the SEC promulgated thereunder, as they each may, from time to time, be in effect.

“U.S. Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the SEC promulgated thereunder, as they each may, from time to time, be in effect.

“U.S. Securities Laws” means all U.S. federal and state securities Laws and regulations, including, without limitation, the U.S. Securities Act and the U.S. Exchange Act.

ARTICLE 3

REGISTRATIONS

3.1	Demand Registrations

(a)

Request for Registration. Subject to the provisions set out in this Section 3.1, at any time or from time to time after the date that is the earlier of (i) five years from the date hereof and (ii) six months after the completion of the Initial Offering, any one or more of the Holders holding at least 50.1% of the then-outstanding Registrable Securities held by all Holders (for the purposes of this Section 3.1, collectively, if applicable, the “Initiating Holder”) may require the Corporation to file and take such other steps as may be necessary under the Securities Laws to facilitate a public offering (including an Initial Offering) with respect to all or part of such Initiating Holder’s Registrable Securities (each such registration, a “Demand Registration”), by giving written notice of such Demand Registration to the Corporation, which written notice shall:

(i)	specify the number of Registrable Securities which the Initiating Holder intends to offer and sell;

(ii)	specify whether the Demand Registration is to be effected in Canada and / or the United States;

(iii)	express the intention of the Initiating Holder to offer or cause the offering of such number of Registrable Securities; and

(iv)

if the Registrable Securities to be offered and sold by the Initiating Holder are to be issued pursuant to the conversion, exchange or exercise of Preferred Shares or any other securities convertible into Registrable Securities, be accompanied by appropriate notices of such conversion, exchange or exercise, as applicable, which notices may be contingent upon the sale of that number of Registrable Securities in the Demand Registration.

(b)	Response to Registration Request. Upon receipt of the written notice of the Initiating Holder pursuant to Section 3.1(a), the Corporation shall:

(i)

promptly, and in any event, within three Business Days of receipt, give written notice of the proposed Demand Registration to the other Holders to provide the other Holders with the opportunity to participate in such registration with respect to the Registrable Securities held by such other Holders; and

(ii)

as soon as practicable, but in any event within 60 days (or 120 days in the case of an Initial Offering) after receipt of the request from the Initiating Holder, file with the applicable Commissions and use its commercially reasonable efforts to effect the registration, qualification or compliance (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities Laws and appropriate compliance with applicable Securities Laws and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or that portion of the Registrable Securities as are specified in the Initiating Holder’s request, together with all or that portion of the Registrable Securities of the other Holders, if joining in that request and as are specified in a written request received by the Corporation within five Business Days after receipt by such other Holders of the written notice from the Corporation referred to in Section 3.1(b)(i).

(c)

Limitations on Registration Obligations. The Corporation shall not be required to effect more than two Demand Registrations pursuant to this Section 3.1; provided, for greater certainty, that participating in a registration pursuant to the exercise of piggy-back rights by a Holder shall not constitute a Demand Registration; and provided further, subject to Section 3.2, that a registration shall not constitute a Demand Registration requested under this Section 3.1 unless and until it has become effective and the Initiating Holders are able to register and sell at least 90% of the Registrable Securities requested to be included in such registration. In addition, the Corporation will not be obligated to take any action to effect any registration pursuant to this Section 3.1 if the Corporation furnishes to the Initiating Holder a certificate signed by the Chief Executive Officer of the Corporation stating that (a) in the good faith judgment of the Board of Directors of the Corporation, acting reasonably, any such action to effect a registration in the immediate future would materially interfere with a material bona fide financing, acquisition or other transaction being considered at the time of receipt of the request from the Initiating Holder or would require disclosure of non-public information, the premature disclosure of which could materially adversely affect the Corporation or materially interfere with such transaction; or (b) the Corporation is engaged in an issuer bid, self-tender or exchange offer and the proposed registration would cause a violation of applicable Securities Laws (each of (a) and (b), a “Delay Certificate”), then the Corporation’s obligation to file a registration statement under this Section 3.1 may be deferred, and any time periods with respect to filing or effectiveness thereof shall be tolled accordingly, for a period not to exceed 90 days from the date the Corporation would have been required to file such registration statement after its receipt of the written request to file such registration statement from the Initiating Holder, provided that the Corporation may not exercise this deferral right more than once in any consecutive 12-month period. The Corporation shall not be required to effect any Demand Registration pursuant to this Section 3.1 (i) if such request is made within 180 days after the Corporation effects the Initial Offering; (ii) if the Corporation delivers notice to the holders of Registrable Securities within 30 days of receipt of such request of the Corporation’s intent to file a registration statement for the Initial Offering within 90 days of such notice; (iii) if such securities become eligible for sale in the U.S. pursuant to Rule 144 under the U.S. Securities Act (“Rule 144”) without the volume or manner-of-sale restrictions and without the requirement for the Corporation to be in compliance with the current public information requirement under Rule 144(c)(1); or (iv) if such Demand Registration will not cover Registrable Securities having an anticipated aggregate gross offering price of at least US$50,000,000 (before deduction of underwriters’ commissions and expenses).

(d)	Underwriting.

(i)

If the Initiating Holder intends to dispose of the Registrable Securities for which a Demand Registration has been requested under Section 3.1(a) by means of an underwriting, the Initiating Holder shall so advise the Corporation as part of its request pursuant to Section 3.1(a) and the Corporation will advise the other Holders as part of the notice given pursuant to Section 3.1(b)(i) that the right of the other Holders to registration pursuant to Section 3.1 will be conditioned upon that Holder’s participation in the underwriting arrangements required by this Section 3.1(d), and the inclusion of that Holder’s Registrable Securities in the underwriting to the extent requested will be limited to the extent provided in this Agreement.

(ii)

The Holders of a majority of the Registrable Securities included in any Demand Registration (on an As-Converted Basis) will have the right to select the investment banker(s), underwriter(s), and manager(s) to administer the offering, subject to prior consultation with the Corporation.

(iii)

The Corporation (together with the Holders proposing or required to distribute their Registrable Securities through such underwriting) shall enter into an underwriting agreement in customary form with the underwriters selected for that underwriting by the Corporation, acting reasonably, such agreement to be in form and substance satisfactory to the Holders requesting such registration, acting reasonably, and to contain such representations and warranties and indemnity and contribution provisions by the Corporation and such other terms as are customarily contained in agreements of that type. Each Holder shall be a party to such underwriting agreement and may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Corporation to and for the benefit of such underwriters shall also be made to and for the benefit of each Holder and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of each Holder. No Holder requesting a Demand Registration shall be required to make any representations or warranties to or agreements with the Corporation or the underwriters other than representations, warranties or agreements regarding such Holder and its intended method of distribution and any other representation required by the applicable Securities Laws.

(iv)

Notwithstanding any other provision of this Section 3.1, if the underwriters, acting reasonably and in good faith, determine in writing that, in their opinion, the number of securities to be included in a Demand Registration exceeds the number of securities that can be sold in the offering relating to such Demand Registration and that the number of securities proposed to be included in the offering in respect of such Demand Registration would adversely affect the price per security to be sold in such offering in respect of such Demand Registration, the underwriters may exclude some or all of the Registrable Securities from the registration. The Corporation will advise the Holders of Registrable Securities of this exclusion and the number and estimated dollar value of Registrable Securities that may be included in the registration. The underwriting will be allocated (i) first, among the Holders of Registrable Securities, in respect of their Registrable Securities, on a pro rata basis based on the number of Registrable Securities held by all such Holders calculated on an As-Converted Basis, or in such manner as they otherwise agree, (ii) second, to the Corporation if it elects to participate in such registration, and (iii) third, among any other holders of the securities to be included in such offering, allocated among such holders pro rata based on the number of securities held by all such holders calculated on an as converted basis or in such manner as they may otherwise agree. In no event shall any Registrable Securities be excluded from such underwriting unless all other securities are first excluded.

(v)

If each of the Holders has included all of the Registrable Securities which such Holder desires to include in that registration, then the Corporation may include additional securities in the registration for sale for the Corporation’s account on the same terms as the Holders’ Registrable Securities, provided the underwriters advise the Corporation and the Holders in writing that the inclusion does not adversely affect the marketing and the orderly sale of the Holders’ Registrable Securities included in that registration at a price range acceptable to the Holders, acting reasonably. If the Corporation determines to include Registrable Securities to be sold by it in any registration requests pursuant to this Section 3.1, such registration shall be deemed to have been a Piggy-Back Registration under Section 3.3, and not a Demand Registration under this Section 3.1. To facilitate the allocation of Registrable Securities in accordance with the above provisions, the Corporation or the underwriters may round the number of Registrable Securities allocated to any Holder to the nearest appropriate “round number” integral.

(vi)

If any Holder disapproves of the terms of the underwriting, such Holder may elect to withdraw from the underwriting and registration by written notice to the Corporation and the Initiating Holders. Those Registrable Securities of such withdrawing Holder shall continue to be subject to the terms of this Agreement.

3.2	Short Form Registrations

(a)

Request for Registration. If, at any time while the Corporation is eligible to complete a Short Form Registration, the Corporation shall receive from any one or more of the Holders (in this Section 3.2, the “Initiating Holder”) a written request or requests that the Corporation effect a Short Form Registration with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Corporation shall:

(i)

promptly, and in any event, within three Business Days of receipt, give written notice of the proposed Short Form Registration to the other Holders offering them the opportunity to participate in such registration with respect to the Registrable Securities held by such other Holders; and

(ii)

as soon as practicable, but in any event within 45 days after receipt of the request from the Initiating Holder, file with the applicable Commissions and use its best efforts to effect the registration, qualification or compliance (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities Laws and appropriate compliance with applicable Securities Laws and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or that portion of the Registrable Securities as are specified in the Initiating Holder’s request, together with all or that portion of the Registrable Securities of the other Holders (if any) joining in that request as are specified in a written request received by the Corporation within five Business Days after receipt by the other Holders of the written notice from the Corporation referred to in Section 3.1(b)(i). The Corporation shall use its best efforts to keep such registration effective until the earlier of 120 days from the date of effectiveness or until the Holders have completed the distribution described in such registration statement.

(b)	Limitations on Short Form Registration Obligations. The Corporation shall not be required to complete any Short Form Registration pursuant to this Section 3.2:

(i)	if the Corporation is not eligible to complete a Short Form Registration pursuant to applicable Securities Laws;

(ii)	if the Holders propose to sell Registrable Securities pursuant to such Short Form Registration such that the aggregate offering price is less than US$5,000,000;

(iii)

if the Corporation furnishes a Delay Certificate to the Holders, in which event the Corporation’s obligation to file a registration statement under this Section 3.2 may be deferred for a period not to exceed 90 days from the date of receipt of the written request to file such registration statement from the Initiating Holder, provided that the Corporation may not exercise this deferral right more than once in any consecutive twelve-month period;

(iv)	if the Corporation has, within the twelve-month period preceding the date of such request, already effected two Short Form Registrations for the Holders pursuant to this Section 3.2;

(v)	if the request is made within 180 days after the Corporation effects the Initial Offering; or

(vi)

if such Registrable Securities may be sold pursuant to Rule 144 without the volume or manner-of-sale restrictions and without the requirement for the Corporation to be in compliance with the current public information requirement under Rule 144(c)(1).

For greater certainty, a registration shall not constitute a Short Form Registration requested under this Section 3.2 unless and until it has become effective and the Initiating Holders are able to register and sell at least 90% of the Registrable Securities requested to be included in such registration.

(c)

Underwritings. If the Initiating Holder intends to distribute the Registrable Securities covered by its request by means of an underwriting, it shall so advise the Corporation as a part of its request made pursuant to Section 3.2(a) and the Corporation shall include such information in the written notice referred to in Section 3.2(a)(i). The provisions of Section 3.1(d) shall be applicable to such request mutatis mutandis.

3.3	Piggy-Back Registrations

(a)

Notice of Registration. If at any time or from time to time the Corporation determines to register any of its securities (other than pursuant to a Registration Statement on Form S-8, Form S-4 or Form F-4 or their successors or any other form for a similar limited purpose, or any registration statement covering only securities in exchange for securities or assets of another corporation), either for its own account or the account of a security holder or holders or both (other than pursuant to a Demand Registration requested under Section 3.1 or a Short Form Registration required under Section 3.2) including any Initial Offering, on each occasion the Corporation shall:

(i)

promptly, and in any event, within three Business Days of such determination, give written notice of the proposed registration to each of the Holders (each such registration, a “Piggy-Back Registration”), provided such notice must be given no later than 30 days prior to the filing of the registration statement by the Corporation in connection with such registration; and

(ii)

include in that registration (and any related qualification or compliance under applicable blue sky Laws or other state securities Laws or other Securities Laws), and use its best efforts to include in any underwriting involved in the registration, all or any portion of the Registrable Securities specified in a written request made by any of the Holders and received by the Corporation within 15 Business Days after receipt by such Holder of the written notice delivered by the Corporation pursuant to Section 3.3(a)(i). Such written request may specify that such Holder wishes to include all or a part of the Holder’s Registrable Securities.

(b)	Underwriting.

(i)

If the Piggy-Back Registration of which the Corporation gives notice pursuant to Section 3.3(a)(i) is for a registered offering involving an underwriting, the Corporation will so advise each of the Holders as a part of such written notice. In such event, the right of any Holder to registration pursuant to this Section 3.3 will be conditioned upon that Holder’s participation in the underwriting arrangements required by this Section 3.3(b) and the inclusion of that Holder’s Registrable Securities in the underwriting to the extent requested will be limited to the extent provided in this Agreement.

(ii)

In any Piggy-Back Registration initiated by the Corporation, the Corporation will have the right to select the investment banker(s), underwriter(s), and manager(s) to administer the offering, subject to the approval of the Holders of a majority of the Registrable Securities included in such registration (on an As-Converted Basis), which in each case will not be unreasonably withheld.

(iii)

The Holders proposing to distribute their securities through such underwriting will (together with the Corporation and the other shareholders distributing their securities through that underwriting) enter into an underwriting agreement in customary form with the underwriters, such agreement to be in form and substance satisfactory to all shareholders requesting such registration, acting reasonably, and to contain such representations and warranties and indemnity and contribution provisions by the Corporation and such other terms as are customarily contained in agreements of that type. Each such shareholder (including the Holders) shall be a party to such underwriting agreement and may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Corporation to and for the benefit of such underwriters shall also be made to and for the benefit of each such Holder and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of each such Holder. No Holder requesting a registration shall be required to make any representations or warranties to or agreements with the Corporation or the underwriters other than representations, warranties or agreements regarding such Holder and its intended method of distribution and any other representation required by the applicable Securities Laws.

(iv)

Notwithstanding any other provision of this Section 3.3, if the underwriters and the Corporation, acting reasonably and in good faith, together determine in writing that, in their opinion, the number of securities to be included in the offering relating to such Piggy-Back Registration exceeds the number of securities that can be sold in such offering and that the number of securities proposed to be included in such offering would adversely affect the price per security to be sold in such offering, the Corporation shall be required to include in the offering only that number of such Registrable Securities that the underwriters and the Corporation determine, acting reasonably and in good faith, will not jeopardize the success of the offering. The Corporation will advise the Holders of Registrable Securities distributing their securities through such underwriting of this exclusion and the number and estimated dollar value of the Holders’ securities that may be included in the registration. The underwriting will be allocated (i) first, to the Corporation (but only if it initiates such offering failing which the priority set forth in Section 3.1(d)(iv) shall apply), (ii) second, among the Holders of Registrable Securities, in respect of their Registrable Securities, on a pro rata basis based on the number of Registrable Securities held by all such Holders calculated on an As-Converted Basis, or in such manner as they may otherwise agree, and (iii) third, among all other holders of the securities to be included in such offering, allocated among such holders pro rata based on the number of securities held by all such holders calculated on an as converted basis or in such manner as they may otherwise agree; provided in each case that, unless the registration is in respect of the Initial Offering, in no event shall the Registrable Securities owned by the Holders included in such underwriting be reduced below 30% of the total number of securities included in such underwriting. To facilitate the allocation of Registrable Securities in accordance with the above provisions, the Corporation may round the number of Registrable Securities allocated to any Holder to the nearest appropriate “round number” integral.

(v)

If a Holder disapproves of the terms of the underwriting, such Holder may elect to withdraw from that underwriting by written notice to the Corporation, the other Holders, the underwriters and the other participating shareholders. Any Registrable Securities of such withdrawing Holder excluded or withdrawn from that underwriting will be withdrawn from registration, and will continue to be subject to the terms of this Agreement.

(c)

Right to Terminate Registration. The Corporation has the right to terminate or withdraw any registration initiated by it under this Section 3.3 prior to the effectiveness of the registration whether or not any Holder or other shareholder has elected to include securities in that registration. The Corporation shall have no liability to any Holder in respect of such withdrawal other than in respect of the reasonable pro-rata Registration Expenses incurred by any Holder if such Holder has elected to include securities in that registration.

3.4	Transfer of Registration Rights

The rights to cause the Corporation to register securities granted to any Holder under Sections 3.1, 3.2, and 3.3 may (if agreed to by such Holder) be transferred or assigned to a transferee or assignee to whom a Holder transfers or assigns (A) not less than 1,000,000 (subject to adjustments for stock dividends, splits, combinations and similar events) of such Holder’s Registrable Securities (other than a transfer under Rule 144 of the U.S. Securities Act or a registration effected pursuant to this Agreement or any other transfer under which securities will cease to be Registrable Securities), or (B) all or part of such Holder’s Registrable Securities where such transferee or assignee is (i) a Subsidiary or Affiliate of such Holder or, where the Holder is a limited or general partnership, where such transferee or assignee is a constituent Affiliated limited or general partner or retired partner of the Holder or an Affiliated partnership, (ii) a Major Investor, (iii) any member or former member of any Holder, where the Holder is a limited liability company, or (iv) any family member or trust for the benefit of any Holder, where the Holder is an individual; in each case provided, that: (i) the transfer may otherwise be effected in accordance with applicable Securities Laws and the Shareholders Agreement; (ii) the Corporation is given written notice at least three Business Days prior to such transfer stating the name and address of the transferee and identifying the securities with respect to which such registration rights are being transferred; (iii) the transferee agrees in writing to be bound by the provisions of this Agreement and, to the extent required under the Shareholders’ Agreement, by the provisions of the Shareholders Agreement; and (iv) the total number of registrations to be exercised by all persons under this Agreement may not be increased other than in accordance with the terms of this Agreement.

3.5	Co-operation

Each Holder requesting inclusion of Registrable Securities in a registration statement will furnish to the Corporation information regarding such Holder as the Corporation, acting reasonably, may from time to time request in writing, and will do such reasonable acts and things as the Corporation may from time to time request, with respect to any registration, qualification or compliance referred to in this Agreement and in order to permit the Corporation to comply with the requirements of applicable Laws.

3.6	Termination of Registration Rights

All obligations of the Corporation (except those pursuant to Article 6) shall terminate and be of no further force and effect on the date which is the earlier of (i) the closing of a Liquidation Event, as such term is defined in the Articles of Incorporation; (ii) such time after the consummation of a Qualified IPO as Rule 144 or another similar exemption under the Securities Act is available for the sale of all such Holder’s shares without limitation during a three-month period without registration,; or (iii) the date which is three years after the date of completion of a Qualified IPO (as such term is defined in the Articles of Incorporation).

3.7	Limitations on Subsequent Registration Rights.

From and after the date of this Agreement, the Corporation shall not, without the prior written consent of the Holders of the majority of Registrable Securities, on an As-Converted Basis, (i) enter into any other agreement with any holder or prospective holder of any securities of the Corporation which would allow such holder or prospective holder to participate in any registration of securities of the Corporation or (ii) enter into any agreement, take any action, or permit any change to occur, with respect to its securities that violates, subordinates or otherwise affects the rights granted to the Holders of the Registrable Securities in this Agreement.

ARTICLE 4

ADDITIONAL PROVISIONS FOR REGISTRATIONS

4.1	Rule 144 Reporting and Form S-3, Form F-3 and Form F-10 Requirements

With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public in the United States without registration, or pursuant to a registration on Form S-3, Form F-3 or Form F-10, including, without limitation, Rule 144 under the U.S. Securities Act, the Corporation agrees at its expense, but only if and to the extent that the Initial Offering was completed in the United States or the Corporation has otherwise registered securities under the U.S. Exchange Act:

(a)

to make and keep public information available, as those terms are understood and defined in Rule 144 under the U.S. Securities Act, at all times after the date that the Corporation becomes subject to the reporting requirements of the U.S. Exchange Act;

(b)

to file with the SEC in a timely manner all reports and other documents required of the Corporation under the U.S. Securities Act and the U.S. Exchange Act (at any time after it has become subject to such reporting requirements); and

(c)

so long as any Holder owns any Registrable Securities, to furnish to the Holders, promptly upon request, a written statement by the Corporation as to its compliance with the reporting requirements of Rule 144 under the U.S. Securities Act (at any time after the Corporation becomes subject to the reporting requirements of the U.S. Exchange Act), a copy of the most recent annual or quarterly report of the Corporation, and any other reports and documents of the Corporation and other information in the possession of or reasonably obtainable by the Corporation as any Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing the Holders to sell any securities without registration or pursuant to such form.

4.2	NI 44-101 and NI 51-102 Requirements

With a view to making available the benefits of certain Canadian Securities Laws which may at any time permit the sale of the Registrable Securities to the public in any one or more province and territory of Canada without registration, or pursuant to a short form Canadian Prospectus in the form of Form 44-101F1 pursuant to NI 44-101, upon the completion of the Initial Offering, the Corporation agrees to, at its expense, but only if and to the extent that the Initial Offering was completed in Canada or the Corporation has otherwise become a “reporting issuer” in any province of territory of Canada, meet the eligibility criteria set out in NI 44-101 for the use of a short form prospectus in connection with the sale of its securities by, among other things, filing an initial annual information form and all renewal annual information forms, as all as other relevant and applicable continuous disclosure documents with the applicable Commissions pursuant to the requirements of NI 44-101 and NI 51-102.

ARTICLE 5

REGISTRATION PROCEDURES AND EXPENSES

5.1	Registration Procedures

In the case of each registration effected by the Corporation pursuant to this Agreement, the Corporation will keep each Holder advised in writing as to the initiation of each registration and as to the completion of that registration. The Corporation shall at its expense and as expeditiously as is practicable:

(a)

subject to Sections 3.1(b) and 3.2(a)(ii), prepare and file with the applicable Commissions a registration statement with respect to those Registrable Securities and use its best efforts to cause that registration statement to become and remain effective for at least 180 days (or 120 days in the case of a Short Form Registration) or until the distribution described in the registration statement has been completed, whichever occurs first; provided, however, that: (i) such 180-day period (or 120-day period in the case of a Short Form Registration) shall be extended for a period of time equal to the period between the time that the Corporation notifies the Holders of the happening of any event described in Section 5.1(g) and the time that the Corporation provides the Holders with a corrective supplement or amendment pursuant to such Section; and (ii) in the case of any Short Form Registration, which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415 under the U.S. Securities Act (or any successor rule) or Canadian Securities Laws, as applicable, permit an offering on a continuous or delayed basis, and provided further that applicable rules under the U.S. Securities Act or Canadian Securities Laws, as applicable, governing the obligation to file a post-effective amendment permit the incorporation by reference in the registration statement of information required to be included in (x) and below, to be contained in periodic reports filed pursuant to

Section 13 or 15(d) of the U.S. Exchange Act or NI 51-102, as applicable, in lieu of filing a post-effective amendment that: (x) includes any prospectus required by Section 10(a)(3) of the U.S. Securities Act, or (y) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement;

(b)

prepare and file with the applicable Commissions such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection with such registration statement, as may be necessary to comply with the provisions of the Securities Laws and this Agreement with respect to the disposition of all Registrable Securities covered by such registration statement;

(c)

furnish to the Holders participating in such registration and to the underwriters of the Registrable Securities being registered such numbers of copies of the registration statement, preliminary prospectus, final prospectus (including all documents incorporated by reference therein) and any other documents as such Holders and underwriters may reasonably request in order to facilitate the public offering of those securities;

(d)

use its best efforts to register and qualify the Registrable Securities covered by such registration statement under such other state or provincial securities Laws or blue sky Laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Corporation shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or provinces or jurisdictions or subject itself to taxation in any such jurisdiction;

(e)	in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriters of such offering;

(f)

notify each selling Holder of Registrable Securities, promptly after the Corporation receives notice thereof, of the time when a registration statement relating to such Holders’ Registrable Securities has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed;

(g)

as soon as possible after becoming aware of such an event notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the applicable Securities Laws, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing or if it is necessary to amend or supplement such prospectus to comply with the Securities Laws (a “10b-5 Event”), and to use its best efforts to promptly prepare a supplement or amendment of such document correcting such untrue statement or eliminate such omission and so that such document, as amended or supplemented, will comply with the applicable Securities Laws (a “10b-5 Correction”), and furnish to each Holder as many copies of such supplement or amendment as each such Holder may request; provided, further, that each Holder of Registrable Securities that is aware of a 10b-5 Event shall not sell its Registrable Securities until a 10b-5 Correction;

(h)

use its best efforts to cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or national market system, if any, on which similar securities issued by the Corporation are then listed or, if the Corporation’s securities are not then listed, on a securities exchange or national market system selected by the Holders of a majority of the Registrable Securities (on an As-Converted Basis);

(i)

provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and provide a CUSIP number for all Registrable Securities, in each case, not later than the effective date of such registration;

(j)

at the request of any Holder requesting registration of Registrable Securities pursuant to a Demand Registration, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a Demand Registration, if such securities are being sold through underwriters, use its best efforts to cause to be delivered: (i) an opinion, dated such date, of the counsel representing the Corporation (including an opinion from each local state, provincial and/or territorial counsel in each of the jurisdictions in which the registration is effected) for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters and to the Holders requesting registration of Registrable Securities; (ii) a letter dated such date, from the auditors of the Corporation, in form and substance as is customarily given by auditors to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities; and (iii) such corporate certificates and other documents and instruments, each dated such date, as are customarily furnished to underwriters in an underwritten public offering or as such Holder may otherwise reasonably request, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities;

(k)

use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a registration statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest possible moment and to notify each Holder who holds Registrable Securities being sold (or, in the event of an underwritten offering, the underwriters) of the issuance of such order and the resolution thereof;

(l)

in connection with the preparation and filing of each registration statement pursuant to this Article 5, give each Holder who holds Registrable Securities being sold, and its counsel, accountants and other agents, the opportunity to participate, acting reasonably, in the preparation of the registration statement, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Corporation with its directors, officers, key employees, attorneys, consultants and the independent public accountants of the Corporation who have issued a report on its financial statements as shall be necessary, in the opinion of such Holders and such underwriters or their respective counsel, to conduct a reasonable investigation;

(m)

hold in confidence and not make any disclosure of information concerning a Holder provided to the Corporation unless: (i) disclosure of such information is necessary to comply with Securities Laws; (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any registration statement; (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction; or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Corporation agrees that it shall, upon learning that disclosure of such information concerning a Holder is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Holder prior to making such disclosure, and allow the Holder, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information;

(n)

promptly make available for inspecting by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Corporation, and cause the Corporation’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(o)

within a reasonable time before each filing of the registration statement or prospectus or amendments or supplements thereto with the applicable Commissions, furnish to one counsel, selected by the majority of holders of Registrable Securities included in such registration (on an As-Converted Basis), copies of such documents proposed to be filed, which documents shall be subject to the approval of such counsel with such approval not to be unreasonably withheld or delayed;

(p)

otherwise use its best efforts to comply with all applicable rules and regulations of each applicable Commission and make generally available to its security holders, in each case as soon as practicable, but not later than 30 days after the close of the period covered thereby, an earnings statement of the Corporation which will satisfy the provisions of Section 11(a) of the U.S. Securities Act and Rule 158 thereunder (or any comparable successor provisions);

(q)

in connection with an underwritten offering, participate, to the extent reasonably requested by the managing underwriter for the offering or the Holders, in customary efforts to sell the securities being offered, and cause such steps to be taken as to ensure such good faith participation of senior management officers of the Corporation in “road shows” as is customary;

(r)

permit any Holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an “underwriter” (as such term is defined in the applicable Securities Laws) or a “controlling person” (as such term is defined in the applicable Securities Laws) of the Corporation, to participate in the preparation of such registration statement and to require the insertion therein of language furnished to the Corporation in writing, which in the reasonable judgment of such Holder and its counsel should be included; and

(s)	otherwise use its best efforts to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby.

5.2	Expenses of Registration

All Registration Expenses will be borne by the Corporation, including the fees of one special counsel of the Holder of Registrable Securities in an amount not to exceed US$35,000 (plus disbursements and applicable taxes) for each registration undertaken pursuant to this Agreement; provided, however, that the Corporation shall not be required to pay for Selling Expenses relating to Registrable Securities. In addition, if requested by one or more Major Investors, the Corporation shall bear the reasonable fees, expenses and disbursements of one special counsel of the Major Investors in connection with the Initial Offering in an amount not to exceed US$50,000 (plus applicable taxes), whether or not any of the Registrable Securities are included in the Initial Offering.

ARTICLE 6

INDEMNIFICATION

6.1	Indemnification Provided by the Corporation in Favour of the Holders

In the event any Registrable Securities are included in a registration statement under this Agreement, the Corporation will indemnify, to the extent permitted by applicable law, each Holder that participates in such offering, each of its officers and directors and partners (or, in the case of a Holder that is a limited partnership, each of the partners and the officers and directors of the general partner of the limited partnership and its affiliates), each person controlling any Holder within the meaning of Section 15 of the U.S. Securities Act or Section 20 of the U.S. Exchange Act, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the U.S. Securities Act or Section 20 of the U.S. Exchange Act (collectively, the “Holder Indemnified Parties”), against all expenses, claims, losses, damages and liabilities (or actions in respect of expenses, claims, losses, damages or liabilities), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular “free writing prospectus” (as defined in

Rule 405 under the U.S. Securities Act) or other document, or any amendment or supplement to any document, incident to the registration, qualification or compliance, or (ii) any omission (or alleged omission) to state in a document a material fact required to be stated or necessary to make the statements, in light of the circumstances in which they were made, not misleading, or any violation by the Corporation of the U.S. Securities Laws, the Canadian Securities Laws, or any rule or regulation promulgated under any Laws applicable to the Corporation in connection with any registration, qualification or compliance, and in each case the Corporation will reimburse each of such Holder Indemnified Parties, for any legal and any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided, however, that the indemnity contained in this Section 6.1 will not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Corporation, which consent will not be unreasonably withheld and provided that the Corporation will not be liable in any case to the extent that any claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Corporation by any Holder, controlling person thereof or underwriter to be specifically for use in any such document; and provided further, however, that the foregoing indemnity is subject to the condition that, insofar as it relates to any untrue statement, alleged untrue statement, omission or alleged omission made in a prospectus on file with the Commissions at the time the registration statement becomes effective or the amended prospectus filed with the SEC pursuant to Rule 424(b) under the U.S. Securities Act (the “Final Prospectus”), that indemnity will not enure to the benefit of any underwriter or any Holder, if there is no underwriter, if any such underwriter or Holder failed to furnish a copy of the Final Prospectus to the person asserting the loss, liability, claim or damage at or prior to the time the action is required by the applicable Securities Laws, and if the Final Prospectus would have cured the defect giving rise to the loss, liability, claim or damage. The indemnification provided for under this Section 6.1 shall remain in full force and effect regardless of any investigation made by or on behalf of any of the Holder Indemnified Parties and shall survive the transfer of the Registrable Securities by the Investors and their transferees.

6.2	Indemnification Provided by the Holders in Favour of the Corporation

In the event any Registrable Securities are included in a registration statement under this Agreement, each Holder will, if Registrable Securities held by that Holder are included in the securities as to which the registration, qualification or compliance is being effected, indemnify, to the extent permitted by applicable law, the Corporation, each of its directors and officers, each underwriter, if any, of the Corporation’s securities covered by that registration statement, each person who controls the Corporation or the underwriter within the meaning of Section 15 of the U.S. Securities Act or Section 20 of the U.S. Exchange Act, and the other Holders selling securities in such registration statement, each of its officers and directors and partners (or, in the case of a Holder that is a limited partnership, each of the partners and the officers and directors of the general partner of the limited partnership and its affiliates) and each person controlling such other Holders within the meaning of Section 15 or Section 20 of the U.S. Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect of expenses, claims, losses, damages and liabilities), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on (i) any untrue statement (or alleged untrue statement), of a material fact contained in any registration statement, prospectus, offering circular, “free writing prospectus” (as defined in Rule 405 under the U.S. Securities Act) or other document, or any amendment or supplement to any document incident to the registration, qualification or compliance, or (ii) any omission (or alleged omission) to state in a document a material fact required to be stated or necessary to make the statements, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that each untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in a registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Corporation by the Holder and to be specifically for use in any such document, and in each case such Holder will reimburse the Corporation, the other Holders, the directors, officers, partners, underwriters or control persons for any legal or any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating or defending any claim, loss, damage, liability or action, provided, however, that the indemnity contained in this Section 6.2 will not apply to amounts paid in settlement of any loss, claim, damage, liability or action if the settlement is effected without the consent of the Holder, which consent will not be unreasonably withheld; provided, that the obligation to indemnify under this Section 6.2 shall be several, not joint and several, for each Holder and shall be limited to the net proceeds (after underwriting fees, commissions or discounts) actually received by such Holder from the sale of the Registrable Securities pursuant to such registration.

6.3	Indemnification Procedure

(a)

Each party entitled to indemnification under this Article 6 (the “Indemnified Party”) will give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after that Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and, if the Indemnifying Party acknowledges its liability hereunder, will permit the Indemnifying Party to assume the defense of any claim or any litigation, provided that counsel for the Indemnifying Party, who will conduct the defense of the claim or litigation, will be approved by the Indemnified Party (whose approval will not be unreasonably withheld), and the Indemnified Party may participate in the defense at that party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided in this Agreement will not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give the notice is materially prejudicial to an Indemnifying Party’s ability ‘to defend that action and provided further, that the Indemnifying Party will not assume the defense for matters in which there is, in the reasonable opinion of outside counsel to the Indemnified Party, a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or any resulting litigation, will, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term from the claimant or plaintiff to the Indemnified Party of a release from all liability in respect of the claim or litigation.

(b)

If the indemnification provided for in this Article 6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying the Indemnified Party hereunder, will contribute to the amount paid or payable by the Indemnified Party as a result of the loss, liability, claim, damage, or expense in the proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in the loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent the statement or omission, provided however, that, in any case, (i) no Holder will be required to contribute any amount in excess of the gross proceeds of all the Registrable Securities offered and sold by the Holder pursuant to the registration statement that are received by such Holder; and (ii) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the U.S. Securities Act) will be entitled to contribution from any person or entity who was not guilty of fraudulent misrepresentation.

(c)

The obligations of the Corporation and the Holders under this Article 6 shall survive the completion of any offering of Registrable Securities in a registration statement under Article 3 of this Agreement.

ARTICLE 7

GENERAL PROVISIONS

7.1	Notices

All notices provided for in this Agreement (“Notices”) shall be in writing and will be sufficiently given if delivered (by hand, by overnight international courier service), or if by e-mail to the following addresses:

(a)	in the case of a Notice to the Corporation at:

REPARE THERAPEUTICS INC.

7210 Frederick-Banting Street

Suite 100

Saint-Laurent (Québec) H4S 2A1

Attention: Lloyd Segal

Email:

With a copy to (which copy shall not constitute a Notice to the Corporation):

STIKEMAN ELLIOTT LLP

1155 René-Lévesque Blvd. West

41st Floor

Montréal, Québec H3B 3V2

Attention: Sidney Horn and Jeremy Sculnick

Email:

(b)

in the case of any Holder, at the address, e-mail address contained in Schedule A or Schedule B or, if not set out in Schedule A or Schedule B, to the most recent address or e-mail address known to the Person sending the Notice.

Any Notice delivered or transmitted to a party as provided above is deemed to have been given and received on the day it is delivered or transmitted if it is delivered or transmitted on a Business Day prior to 5:00 p.m. local time in the place of delivery or receipt. If the Notice is delivered or transmitted after 5:00 p.m. local time or if such day is not a Business Day, then the Notice is deemed to have been given and received on the next Business Day. Any Notice given by e-mail shall also promptly be given by hand delivery or overnight international courier service. Any party may, from time to time, change its address by giving Notice to the other parties in accordance with the provisions of this Section 7.1.

7.2	Enurement

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors. This Agreement shall be binding upon any assigns, and enure to the benefit of any permitted assigns, of each party hereto.

7.3	Counterparts

This Agreement may be executed in one or more counterparts (whether by facsimile signature or otherwise), each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

7.4	Assignment

Except as otherwise provided herein, none of the rights or obligations hereunder shall be assignable or transferable by any party without the prior written consent of the other parties.

7.5	Entire Agreement

This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter of this Agreement. This Agreement annuls and replaces any prior or current registration rights agreement entered into between the Holders (or any of them) and the Corporation, including the Original Registration Rights Agreement.

7.6	Amendments, Modifications, etc.

This Agreement may not be amended, modified or waived except by written agreement of the Corporation and Holders holding at least 60% of the then-outstanding Registrable Securities (on an As-Converted Basis). No waiver of any provision of this Agreement shall constitute a waiver of any other provision nor shall any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

7.7	Additional Parties

The parties acknowledge that, subsequent to the date of this Agreement, the Corporation may, subject to compliance with the Shareholders Agreement, issue additional shares in the capital of the Corporation to one or more permitted transferees of the Investors, as described in Sections 3.5, 3.6 and 3.7 of the Shareholders Agreement as amended and restated on the date hereof or as described in any successor provision of the Shareholders Agreement, as it may be amended and restated from time to time, relating to permitted transferees of the Investors (the “Additional Parties”). Without needing the consent of any of the parties hereto (whether pursuant to Section 3.7 or 7.6 or otherwise), each such Additional Party may become a party to this Agreement by executing a counterpart signature page substantially in the form attached as Schedule C and acceptance by the Corporation of such counterpart signature page as signified by its execution thereof. Upon execution and delivery of the counterpart signature page and acceptance by the Corporation, such Additional Party will be a party to this Agreement as an Investor and be subject to the terms and conditions of this Agreement as if it were an original signatory.

7.8	Further Assurances

Each of the parties hereto shall promptly do, make, execute or deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as the other party hereto may reasonably require from time to time for the purpose of giving effect to this Agreement and shall use reasonable efforts and take all such steps as may be reasonably within its power to implement to their full extent the provisions of this Agreement.

7.9	Specific Performance

The Corporation recognizes that the rights of the Holders under this Agreement are unique, and, accordingly, the Holders will, in addition to such other remedies available to them at law or in equity, have the right to enforce their rights under this Agreement by actions for injunctive relief and specific performance to the extent permitted by law. This Agreement is not intended to limit or abridge any rights of the Holders that exist apart from this Agreement.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement by their respective officers thereunto duly authorized.

VERSANT VENTURE CAPITAL V, L.P.

By Its General Partner
VERSANT VENTURES V, LLC

By:	/s/ Jerel C. Davis
Name: Jerel C. Davis
Title: Agent

[Signature Page – Repare Therapeutics Inc. – Amended and Restated Registration Rights Agreement]

VERSANT VENTURE CAPITAL VI, L.P. By Its General Partner VERSANT VENTURES VI GP, L.P., By Its General Partner VERSANT VENTURES VI GP-GP, LLC

By:	/s/ Jerel C. Davis
Name: Jerel C. Davis
Title: Managing Director

[Signature Page – Repare Therapeutics Inc. – Amended and Restated Registration Rights Agreement]

VERSANT AFFILIATES FUND V, L.P. By Its General Partner VERSANT VENTURES V, LLC

By:	/s/ Jerel C. Davis
Name: Jerel C. Davis
Title: Agent

[Signature Page – Repare Therapeutics Inc. – Amended and Restated Registration Rights Agreement]

VERSANT OPHTHALMIC AFFILIATES FUND I, L.P. By Its General Partner VERSANT VENTURES V, LLC

By:	/s/ Jerel C. Davis
Name: Jerel C. Davis Title: Agent

[Signature Page – Repare Therapeutics Inc. – Amended and Restated Registration Rights Agreement]

VERSANT VENTURE CAPITAL V (CANADA) LP

By	Its General Partner
VERSANT VENTURES V (CANADA), L.P.

By	Its General Partner
VERSANT VENTURES V GP-GP (CANADA), INC.

By:	/s/ Jerel C. Davis
Name: Jerel C. Davis Title: Agent

[Signature Page – Repare Therapeutics Inc. – Amended and Restated Registration Rights Agreement]

VERSANT VANTAGE I, L.P. By Its General Partner VERSANT VANTAGE I GP, L.P., By Its General Partner VERSANT VANTAGE I GP-GP, LLC

By:	/s/ Jerel C. Davis
Name: Jerel C. Davis Title: Managing Director

[Signature Page – Repare Therapeutics Inc. – Amended and Restated Registration Rights Agreement]

MPM BIOVENTURES 2014, L.P.

By:	MPM BIOVENTURES 2014 GP LLC, its general partner

By:	MPM BIOVENTURES 2014 LLC, its managing member

By:	/s/ Kristen Laguerre
Name: Kristen Laguerre Title:Managing Director, Finance

[Signature Page – Repare Therapeutics Inc. – Amended and Restated Registration Rights Agreement]

MPM BIOVENTURES 2014 (B), L.P.

By:	MPM BIOVENTURES 2014 GP LLC, its general partner

By:	MPM BIOVENTURES 2014 LLC, its managing member

By:	/s/ Kristen Laguerre
Name: Kristen Laguerre Title: Managing Director, Finance

[Signature Page – Repare Therapeutics Inc. – Amended and Restated Registration Rights Agreement]

MPM ASSET MANAGEMENT INVESTORS BV2014 LLC

By:	MPM BIOVENTURES 2014 LLC, its manager

By:	/s/ Howard Rubin
Name: Howard Rubin Title: Authorized Signatory

[Signature Page – Repare Therapeutics Inc. – Amended and Restated Registration Rights Agreement]

UBS ONCOLOGY IMPACT FUND, L.P.

By:	ONCOLOGY IMPACT FUND (CAYMAN) MANAGEMENT L.P., its general partner

By:	MPM ONCOLOGY IMPACT MANAGEMENT LP, its general partner

By:	MPM ONCOLOGY IMPACT MANAGEMENT GP LLC, its general partner

By:	/s/ Kristen Laguerre
Name: Kristen Laguerre Title: Managing Director, Finance

[Signature Page – Repare Therapeutics Inc. – Amended and Restated Registration Rights Agreement]

BDC CAPITAL INC.

By:	/s/ Jean-Francois Pariseau
Name: Jean-Francois Pariseau Title: Partner, Amplitude Ventures

By:	/s/ Dion Madsen
Name: Dion Madsen Title: Partner, Amplitude Ventures

[Signature Page – Repare Therapeutics Inc. – Amended and Restated Registration Rights Agreement]

FONDS DE SOLIDARITÉ DES TRAVAILLEURS DU QUÉBEC (F.T.Q.)

By:	/s/ Didier Leconte
	Name: Title:	Didier Leconte Vice-President, Investments, Life Sciences

[Signature Page – Repare Therapeutics Inc. – Amended and Restated Registration Rights Agreement]

CELGENE SWITZERLAND LLC

By:	/s/ Kevin Mello
Name: Kevin Mello Title: Manager

[Signature Page – Repare Therapeutics Inc. – Amended and Restated Registration Rights Agreement]

COWEN HEALTHCARE INVESTMENTS II LP By Its General Partner COWEN HEALTHCARE INVESTMENTS II GP LLC

By:	/s/ Kevin Raidy
Name:Kevin Raidy Title: Managing Partner

[Signature Page – Repare Therapeutics Inc. – Amended and Restated Registration Rights Agreement]

CHI EF II LP By Its General Partner COWEN HEALTHCARE INVESTMENTS II GP LLC

By:	/s/ Kevin Raidy
Name: Kevin Raidy Title: Managing Partner

[Signature Page – Repare Therapeutics Inc. – Amended and Restated Registration Rights Agreement]

ORBIMED PRIVATE INVESTMENTS VII, LP By Its General Partner ORBIMED CAPITAL GP VII LLC By Its Managing Member ORBIMED ADVISORS LLC

By:	/s/ Carl L. Gordon
Name: Carl L. Gordon Title: Member

[Signature Page – Repare Therapeutics Inc. – Amended and Restated Registration Rights Agreement]

REDMILE BIOPHARMA INVESTMENTS II, L.P. By Its General Partner REDMILE BIOPHARMA INVESTMENTS II (GP), LLC

By:	/s/ Christopher O’Connor
Name: Christopher O’Connor Title: Partner

[Signature Page – Repare Therapeutics Inc. – Amended and Restated Registration Rights Agreement]

BIOTECHNOLOGY VALUE FUND, LP By Its General Partner BVF PARTNERS L.P. By Its General Partner BVF INC.

By:	/s/ Mark Lampert
Name: Mark Lampert Title: President of BVF Inc., General Partner of BVF Partners L.P., itself GP of Biotechnology Value Fund, LP

[Signature Page – Repare Therapeutics Inc. – Amended and Restated Registration Rights Agreement]

BIOTECHNOLOGY VALUE FUND II, LP By Its General Partner BVF PARTNERS L.P. By Its General Partner BVF INC.

By:	/s/ Mark Lampert
Name: Mark Lampert Title: President of BVF Inc., General Partner of BVF Partners L.P., itself GP of Biotechnology Value Fund II, LP

[Signature Page – Repare Therapeutics Inc. – Amended and Restated Registration Rights Agreement]

BIOTECHNOLOGY VALUE TRADING FUND OS, LP By Its General Partner BVF PARTNERS OS LTD. By Its Sole Member BVF PARTNERS L.P. By Its General Partner BVF INC.

By:	/s/ Mark Lampert
Name: Mark Lampert Title: President of BVF Inc., General Partner of BVF Partners L.P., itself sole member of BVF Partners OS Ltd., itself GP of Biotechnology Trading Fund OS, L.P.

[Signature Page – Repare Therapeutics Inc. – Amended and Restated Registration Rights Agreement]

MSI BVF SPV LLC By Its Attorney-in-fact BVF PARTNERS L.P. By Its General Partner BVF INC.

By:	/s/ Mark Lampert
Name: Mark Lampert Title: President of BVF Inc., itself General Partner of BVF Partners L.P., itself attorney-in-fact for MSI BVF SPV, L.L.C.

[Signature Page – Repare Therapeutics Inc. – Amended and Restated Registration Rights Agreement]

LOGOS OPPORTUNITIES FUND I, L.P. By Its General Partner LOGOS OPPORTUNITIES GP, LLC

By:	/s/ Graham Walmsley
Name: Graham Walmsley Title: Manager

[Signature Page – Repare Therapeutics Inc. – Amended and Restated Registration Rights Agreement]

REPARE THERAPEUTICS INC.

Per:	/s/ Lloyd M. Segal
Name:	Lloyd M. Segal
Title:	Chief Executive Officer, President and
Secretary

[Signature Page – Repare Therapeutics Inc. – Amended and Restated Registration Rights Agreement]

SCHEDULE A

CLASS A INVESTORS

VERSANT VENTURE CAPITAL V, L.P.

One Sansome Street, Suite 3630

San Francisco, CA 94104

VERSANT OPHTHALMIC AFFILIATES FUND I, L.P.

One Sansome Street, Suite 3630

San Francisco, CA 94104

VERSANT AFFILIATES FUND V, L.P.

One Sansome Street, Suite 3630

San Francisco, CA 94104

VERSANT VENTURE CAPITAL V (CANADA) LP

One Sansome Street, Suite 3630

San Francisco, CA 94104

VERSANT VENTURE CAPITAL VI, L.P.

One Sansome Street, Suite 3630

San Francisco, CA 94104

MPM BIOVENTURES 2014, L.P.

450 Kendall St.

Cambridge, MA, 02142

MPM BIOVENTURES 2014 (B), L.P.

450 Kendall St.

Cambridge, MA, 02142

MPM ASSET MANAGEMENT INVESTORS BV2014 LLC

450 Kendall St.

Cambridge, MA, 02142

UBS ONCOLOGY IMPACT FUND, L.P.

450 Kendall St.

Cambridge, MA, 02142

BDC CAPITAL INC.

c/o Business Development Bank of Canada

5 Place Ville Marie

Bureau 400

Montréal, QC H3B 5E7

FONDS DE SOLIDARITÉ DES TRAVAILLEURS DU QUÉBEC (F.T.Q.)

545, boul. Crémazie Est

Bureau 200

Montréal, QC H2M 2W4

CELGENE SWITZERLAND LLC

AON House

30 Woodbourne Ave

Pemborke HM 08

Bermuda

SCHEDULE B

CLASS B INVESTORS

VERSANT VENTURE CAPITAL V, L.P.

One Sansome Street, Suite 3630

San Francisco, CA 94104

VERSANT OPHTHALMIC AFFILIATES FUND I, L.P.

One Sansome Street, Suite 3630

San Francisco, CA 94104

VERSANT AFFILIATES FUND V, L.P.

One Sansome Street, Suite 3630

San Francisco, CA 94104

VERSANT VENTURE CAPITAL V (CANADA) LP

One Sansome Street, Suite 3630

San Francisco, CA 94104

VERSANT VENTURE CAPITAL VI, L.P.

One Sansome Street, Suite 3630

San Francisco, CA 94104

MPM BIOVENTURES 2014, L.P.

450 Kendall St.

Cambridge, MA, 02142

MPM BIOVENTURES 2014 (B), L.P.

450 Kendall St.

Cambridge, MA, 02142

MPM ASSET MANAGEMENT INVESTORS BV2014 LLC

450 Kendall St.

Cambridge, MA, 02142

UBS ONCOLOGY IMPACT FUND, L.P.

450 Kendall St.

Cambridge, MA, 02142

BDC CAPITAL INC.

c/o Business Development Bank of Canada

5 Place Ville Marie

Bureau 400

Montréal, QC H3B 5E7

FONDS DE SOLIDARITÉ DES TRAVAILLEURS DU QUÉBEC (F.T.Q.)

545, boul. Crémazie Est

Bureau 200

Montréal, QC H2M 2W4

COWEN HEALTHCARE INVESTMENTS II L.P.

599 Lexington Avenue, 19th Floor

New York, NY 10022

CHI EF II LP

599 Lexington Avenue, 19th Floor

New York, NY 10022

VERSANT VANTAGE I, L.P.

One Sansome Street, Suite 3630

San Francisco, CA 94104

ORBIMED PRIVATE INVESTMENTS VII, LP

c/o OrbiMed Advisors LLC

601 Lexington Avenue, 54th Floor

New York, NY 10022

REDMILE BIOPHARMA INVESTMENTS II, L.P.

c/o Redmile Group, LLC

One Letterman Drive, Suite D3-300

The Presidio, San Francisco, CA 94129

BIOTECHNOLOGY VALUE FUND, LP

44 Montgomery Street, 40th Floor

San Francisco, CA 94104

BIOTECHNOLOGY VALUE FUND II, LP

44 Montgomery Street, 40th Floor

San Francisco, CA 94104

BIOTECHNOLOGY VALUE TRADING FUND OS, LP

PO Box 309 Ugland House

Grand Cayman, KY1- 1104, Cayman Islands

MSI BVF SPV LLC

c/o Magnitude Capital

200 Park Avenue, 56th Floor

New York, NY 10166

LOGOS OPPORTUNITIES FUND I, L.P.

345 California Street, Suite 600

San Francisco, CA 94104

SCHEDULE C

COUNTERPART SIGNATURE PAGE TO THE AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

The undersigned hereby acknowledges receipt of a copy of the amended and restated registration rights agreement dated as of September 3, 2019 (the “Agreement”) between Repare Therapeutics Inc. and certain other parties and, by executing this Counterpart Signature Page, the undersigned agrees to become a party to the Agreement, thereby having all of the rights and benefits, and being subject to all of the obligations, of an Investor (as such term is defined in the Agreement) contained in the Agreement as if the undersigned were an original signatory.

DATED this _____ day of ____________ __, 2019.

If an individual:

Signature:
Name (please Print):

If a corporation, limited partnership or other legal entity:

Name of Subscriber:

By:
Name:
Title:

Accepted as of ____________ __, ________.

REPARE THERAPEUTICS INC.

Per:
Name:
Title: